UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2010

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15175 (Commission File Number)	77-0019522 (I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02. Results of Operations and Financial Condition.

On December 20, 2010, Adobe issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ended December 3, 2010. A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this report and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

The attached press release includes non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP operating expenses, non-GAAP tax rate and non-GAAP diluted earnings per share, and forecasted non-GAAP operating margin, non-GAAP tax rate and non-GAAP diluted earnings per share.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

For our internal budgeting and resource allocation process, we use non-GAAP financial measures, net of the related tax impacts, which exclude: (A) stock-based and deferred compensation expenses; (B) restructuring charges; (C) amortization of purchased intangibles and incomplete technology; (D) resolution of an income tax audit, (E) investment gains and losses; (F) the R&D tax benefit; and (G) the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes.  We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our operational performance and give us a better understanding of how we should invest in research and development and fund infrastructure and go-to-market strategies.  We use these measures to help us make budgeting decisions, for example, as between product development expenses and research and development, sales and marketing and general and administrative expenses. In addition, these non-GAAP financial measures facilitate our internal comparisons to our historical operating results and comparisons to competitors’ operating results.

As described above, we exclude the following items from one or more of our non-GAAP measures:

A.            Stock-based and deferred compensation expenses and related tax impact.  Stock-based compensation expense consists of charges for employee stock options, restricted stock units, performance shares and employee stock purchases in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options and restricted stock units assumed in connection with our acquisitions. As we apply current stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures.  Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. Deferred compensation expense consists of charges associated with movements in our liability related to our deferred compensation plan. Although deferred compensation expense constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires current cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. We further believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding these items from various non-GAAP measures facilitate comparisons to our competitors’ operating results.

B.            Restructuring charges and related tax impact.  In November 2009, we initiated restructuring activities to align our costs in connection with our fiscal 2010 operating plan. As a result, we recognized costs related to termination benefits for former Adobe employees whose positions were eliminated and the consolidation of leased facilities. In November 2008, we initiated restructuring actions associated with realigning our business strategies based on then-current economic conditions. In connection with these restructuring actions, we recognized costs related to termination benefits for former Adobe employees whose positions were eliminated and the consolidation of leased facilities. We also incurred restructuring charges associated with realigning our business upon the acquisition of Macromedia in December 2005 (the “Macromedia Restructuring”). The actions in the Macromedia Restructuring were taken to eliminate certain duplicative activities, focus our resources on future growth opportunities and reduce our cost structure. In connection with the Macromedia Restructuring, we recognized costs related to termination benefits for former Adobe employees whose positions were eliminated, the closure of Adobe facilities and the cancellation of certain contracts held by us.  We exclude these charges because these expenses are not reflective of ongoing operating results in the current period.

C.            Amortization of purchased intangibles and incomplete technology and related tax impact.

We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) purchased technology, (ii) trademarks, (iii) customer contracts and relationships and (iv) other intangibles. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item from various non-GAAP measures facilitates our internal comparisons to our historical operating results and comparisons to our competitors’ operating results. We exclude these items because these expenses are not reflective of ongoing operating results in the current period. Further, prior to our adoption of new business combination accounting at the beginning of fiscal 2010, we incurred charges related to in-process research and development in connection with certain of our acquisitions. We expensed this upon acquisition as it represented incomplete research and development projects that had not reached technological feasibility and had no alternative future use as of the date of the acquisition.

D.            Resolution of an income tax audit and related tax impact. During the fiscal year ended December 3, 2010, we realized a one-time tax benefit as a result of the resolution of an income tax audit for fiscal years 2005 through 2007. We have excluded this item because this tax benefit is unrelated to our ongoing business and operating results.

E.            Investment gains and losses and related tax impact. We incur investment gains and losses principally from realized gains or losses from the sale and exchange of marketable equity investments, other-than-temporary declines in the value of marketable and non-marketable equity securities, unrealized holding gains and losses associated with our deferred compensation plan assets (classified as trading securities) and gains and losses on the sale of equity securities held indirectly through investment partnerships. We do not actively trade publicly held securities nor do we rely on these securities positions for funding our ongoing operations.  We exclude gains and losses and the related tax impact on these equity securities because these items are unrelated to our ongoing business and operating results.

F.             Impact of the R&D Tax Benefit. In the first quarter of fiscal 2011, Adobe anticpates a one time tax benefit due to the reenactment of the Federal Research and Development tax credit, which was retroactively extended to January 1, 2010. The impact of this law change will be reflected in our first quarter fiscal year 2011 tax provision as a discrete item related to the tax credit for fiscal year 2010. Adobe has excluded this item because this tax benefit is not reflective of ongoing results and has no direct correlation to the operation of Adobe's business.

G.            Income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Excluding the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to our ongoing operations.

We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP and that these measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures and that is why we qualify the use of non-GAAP financial information in a statement when non-GAAP information is presented.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

99.1            Press release issued on December 20, 2010 entitled “Adobe Reports First Billion Dollar Quarter”

99.2            Form of Restricted Stock Unit Award Agreement used in connection with the 1994 Performance and Restricted Stock Plan*

99.3            Form of Restricted Stock Unit Award Agreement used in connection with the 2003 Equity Incentive Plan*

99.4            Form of Stock Option Agreement used in connection with the 2003 Equity Incentive Plan*

99.5            Form of Performance Share Award Agreement used in connection with the 2003 Equity Incentive Plan*

99.6            Form of Director Initial Grant Restricted Stock Unit Award Agreement used in connection with the 2003 Equity Incentive Plan*

99.7            Form of Director Annual Grant Restricted Stock Unit Award Agreement used in connection with the 2003 Equity Incentive Plan*

99.8            Form of Director Annual Grant Stock Option Agreement used  in connection with the 2003 Equity Incentive Plan*

99.9            Form of Restricted Stock Unit Award Agreement used in connection with the 2005 Equity Incentive Assumption Plan*

99.10     Form of Stock Option Agreement used in connection with the 2005 Equity Incentive Assumption Plan*

*                 Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: December 20, 2010	By:	/s/ MARK GARRETT
Mark Garrett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on December 20, 2010 entitled “Adobe Reports First Billion Dollar Quarter”

99.2	Form of Restricted Stock Unit Award Agreement used in connection with the 1994 Performance and Restricted Stock Plan*

99.3	Form of Restricted Stock Unit Award Agreement used in connection with the 2003 Equity Incentive Plan*

99.4	Form of Stock Option Agreement used in connection with the 2003 Equity Incentive Plan*

99.5	Form of Performance Share Award Agreement used in connection with the 2003 Equity Incentive Plan*

99.6	Form of Director Initial Grant Restricted Stock Unit Award Agreement used in connection with the 2003 Equity Incentive Plan*

99.7	Form of Director Annual Grant Restricted Stock Unit Award Agreement used in connection with the 2003 Equity Incentive Plan*

99.8	Form of Director Annual Grant Stock Option Agreement used in connection with the 2003 Equity Incentive Plan*

99.9	Form of Restricted Stock Unit Award Agreement used in connection with the 2005 Equity Incentive Assumption Plan*

99.10	Form of Stock Option Agreement used in connection with the 2005 Equity Incentive Assumption Plan*

*              Compensatory plan or arrangement